EXHIBIT 99.1
[OBJECT OMITTED]   Capital
                   Senior
                   Living
                   Corporation


For Immediate Release                                 Contact: Ralph A. Beattie
                                                                   972/770-5600

                        CAPITAL SENIOR LIVING CORPORATION
                       REPORTS FIRST QUARTER 2005 EARNINGS


DALLAS -- (BUSINESS WIRE) -- May 3, 2005 -- Capital Senior Living Corporation (NYSE:CSU), one of the country's largest operators of senior living communities, today announced operating results for the first quarter of fiscal 2005.

Company highlights for the first quarter include:
o Revenues of $24.2 million versus $22.6 million for the first quarter of last year
o Net loss of $0.8 million, or a $0.03 loss per share, versus a $2.0 million loss, or $0.09 per share, in the first quarter of 2004
o Cash earnings (net income plus depreciation and amortization) of $2.4 million, or $0.09 per diluted share, versus $0.9 million for the first quarter of 2004
o Adjusted EBITDA (income from operations plus depreciation and amortization) of $5.8 million, versus $4.1 million in the prior year period
o    Average physical occupancy rate on stabilized communities of 90%
o Operating margins (before property taxes, insurance and management fees) of 47% in stabilized independent and assisted living communities
o    All community revenue increase of 6% versus the prior year


The Company reported a first quarter 2005 loss of $0.8 million or $0.03 per share, compared to a loss of $2.0 million or $0.09 per share in the comparable period of 2004.

"We remain focused on achieving growth in revenues and cash earnings," commented James A. Stroud, Chairman of the Company. "During the quarter, we experienced higher occupancies and operating margins. These achievements resulted in a 140% improvement in our income from operations from the first quarter of 2004."

OPERATING AND FINANCIAL RESULTS

For the first quarter of 2005, the Company reported revenues of $24.2 million, compared to revenues of $22.6 million in the first quarter of 2004, an increase of $1.6 million or approximately seven percent. Resident and health care revenue increased from the first quarter of the prior year by approximately $1.3 million as a result of a 4.4 percent increase in the average monthly rent and a 2.3 percent increase in occupancy in our consolidated properties. Management services revenue increased by over $0.3 million, primarily due to the acquisition of CGI Management in the third quarter of 2004, which resulted in the addition of 14 communities under management.

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CAPITAL/Page 2

Even with the increase in revenues, operating expenses were lower than the comparable quarter of the prior year by over $0.2 million. These improved operating margins, combined with an increase of approximately three percent in general and administrative expenses, resulted in income from operations more than doubling versus the first quarter of the prior year.

Consequently, Adjusted EBITDA (defined as income from operations plus depreciation and amortization) for the first quarter of 2005 was $5.8 million, compared to $4.1 million in the first quarter of 2004, an increase of $1.7 million or approximately 42%.

Interest expense net of interest income was approximately $0.3 million higher in the first quarter of 2005 compared to the first quarter of 2004, due to higher rates on the Company's variable rate debt.

In the first quarter of 2005, the Company recorded a gain of nearly $0.3 million on treasury rate lock agreements with a previous lender to Triad II, which was acquired by the Company in July of 2003. These rate lock agreements, along with interest rate swaps, were originally required by the lender to hedge the risk that the costs of future issuance of debt may be adversely affected by changes in interest rates. The debt related to these agreements was refinanced in the fourth quarter of 2004, no longer qualifying these agreements as an effective interest rate hedge.

The Company's income statement will reflect a gain on this derivative in future quarters if there is a net increase in the interest rate on the ten-year treasury note during the quarter, or a loss if this interest rate declines. These gains or losses will continue until the settlement date of January 3, 2006 or until the Company decides to convert the settlement amount of this obligation to a term note. The Company has an option to convert the settlement amount to a note with a five year term at an interest rate of LIBOR plus 250 basis points.

The Company reported a net loss of $0.8 million in the first quarter of 2005, equivalent to a loss of $0.03 per share. Excluding the gain on the treasury rate lock in the quarter, the Company's net loss would have been approximately $0.9 million, equivalent to a loss of approximately $0.04 per share.

The Company generated cash earnings (defined as net income plus depreciation and amortization) of $2.4 million, or $0.09 per diluted share, in the first quarter of 2005, compared to $0.9 million, or $0.04 per diluted share, in the first quarter of 2004.

The Company had total debt of $259.3 million on March 31, 2005 at a blended average borrowing rate of 6.1 percent. Approximately 17 percent of the Company's debt is at fixed interest rates, approximately 11 percent is at variable rates and the remaining 72 percent is at variable rates with interest rate caps in effect.

As of March 31, 2005, the Company had $20.2 million of cash, cash equivalents and restricted cash, and $148.8 million in shareholders' equity, equivalent to nearly $5.78 per share.
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"The strategic  initiatives  completed in 2004 have  positioned us for continued
operating and financial  improvements in the current environment," said Lawrence
A. Cohen, Chief Executive Officer. "We entered this year with an improved capital structure, including reduced debt, and an expanded portfolio of properties to fuel future growth. We are encouraged by improved industry fundamentals, including higher overall occupancies and rental rates and lower capitalization rates. We expect the convergence of these factors to contribute to continued improvement in the Company's profitability and financial position."

1Q05 CONFERENCE CALL INFORMATION

The company will host a conference call with senior management to discuss the Company's first quarter 2005 financial results. The call will be held on Wednesday, May 4, 2005 at 11:00 am Eastern Time.

The call-in number is 719-457-2644.  No confirmation number is required.  A link
to  a  simultaneous   webcast  of  the  teleconference   will  be  available  at
www.capitalsenior.com through Windows Media Player or RealPlayer.

For the convenience of the Company's shareholders and the public, the conference call will be recorded and available for replay starting May 4, 2005 at 2:00 pm Eastern Time, until May 11, 2005 at 8:00 pm Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 4010348. The conference call will also be made available for playback via the Company's corporate website, www.capitalsenior.com, and will be available until the next earnings release date.


ABOUT THE COMPANY

Capital Senior Living Corporation is one of the nation's largest operators of residential communities for senior adults. The Company's operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place.

The Company currently operates 54 senior living communities in 20 states with an aggregate capacity of approximately 8,700 residents, including 39 senior living communities which the Company owns or in which the Company has an ownership interest, and 15 communities it manages for third parties. In the communities operated by the company, 84 percent of residents live independently and 16 percent of residents require assistance with activities of daily living.

This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA, cash earnings, cash earnings per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should

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not be considered as a substitute  for any measures  derived in accordance  with
GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company's ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.


Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 or Matt Hayden, Hayden Communications, Inc. at 858-456-4533 for more information.



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
                                         CAPITAL SENIOR LIVING CORPORATION
                                            CONSOLIDATED BALANCE SHEETS

                                                                                 March 31,   December 31,
                                                                                   2005           2004
                                                                               -----------   -----------
                                                                                     (In thousands)
                                  ASSETS
Current assets:
  Cash and cash equivalents................................................    $    19,998   $    19,515
  Restricted cash..........................................................            160            --
  Accounts receivable, net.................................................          2,237         2,073
  Accounts receivable from affiliates......................................            368         1,220
  Federal and state income taxes receivable................................          3,205         2,572
  Deferred taxes...........................................................            642           642
  Assets held for sale.....................................................          1,008         1,008
  Property tax and insurance deposits......................................          3,276         2,731
  Prepaid expenses and other...............................................          1,503         2,766
                                                                               -----------   -----------
          Total current assets.............................................         32,397        32,527
Property and equipment, net................................................        378,471       381,051
Deferred taxes.............................................................          6,910         7,011
Investments in limited partnerships........................................          3,232         3,202
Assets held for sale.......................................................          1,026         1,026
Other assets, net..........................................................          6,530         6,358
                                                                               -----------   -----------
          Total assets.....................................................    $   428,566   $   431,175
                                                                               ===========   ===========

                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................................................    $     2,244   $     2,162
  Accounts payable to affiliates...........................................             --           318
  Accrued expenses.........................................................          8,266         7,478
  Current portion of notes payable.........................................         41,173        42,242
  Customer deposits........................................................          1,957         1,936
                                                                               -----------   -----------
          Total current liabilities........................................         53,640        54,136
Deferred income............................................................            932           680
Deferred income from affiliates............................................            135           125
Other long-term liabilities................................................          6,642         6,909
Notes payable, net of current portion......................................        218,140       219,526
Minority interest in consolidated partnership..............................            249           252
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par value:
     Authorized shares -- 15,000; no shares issued or outstanding..........             --            --
  Common stock, $.01 par value:
     Authorized shares -- 65,000
     Issued and outstanding shares -- 25,762 and 25,751 in
      2005 and 2004, respectively..........................................            258           258
  Additional paid-in capital...............................................        125,002       124,963
  Retained earnings........................................................         23,568        24,326
                                                                               -----------   -----------
          Total shareholders' equity.......................................        148,828       149,547
                                                                               -----------   -----------
          Total liabilities and shareholders' equity.......................    $   428,566   $   431,175
                                                                               ===========   ===========


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
                                         CAPITAL SENIOR LIVING CORPORATION
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (in thousands, except per share amounts)

                                                                                   Three Months Ended
                                                                                 March 31,     March 31,
                                                                                   2005           2004
                                                                               -----------   -----------
           Revenues:
             Resident and health care revenue.............................     $    23,374   $    22,112
             Unaffiliated management services revenue.....................             393            40
             Affiliated management services revenue.......................             471           474
                                                                               -----------   -----------
                  Total revenues..........................................          24,238        22,626
           Expenses:
             Operating expenses...........................................          14,274        14,526
             General and administrative expenses..........................           4,175         4,036
             Depreciation and amortization................................           3,134         2,957
                                                                               -----------   -----------
                  Total expenses..........................................          21,583        21,519
                                                                               -----------   -----------
           Income from operations.........................................           2,655         1,107
           Other income (expense):
             Interest income..............................................              23           163
             Interest expense.............................................          (4,230)       (4,084)
             Gain on treasury rate lock agreement.........................             267            --
             Other income.................................................             110            67
                                                                               -----------   -----------
           Loss before income taxes and minority interest in
             consolidated partnership.....................................          (1,175)       (2,747)
           Benefit for income taxes.......................................             414           674
                                                                               -----------   -----------
           Loss before minority interest in consolidated
             partnership..................................................            (761)       (2,073)
           Minority interest in consolidated partnership..................               3            27
                                                                               -----------   -----------
           Net loss.......................................................     $      (758)  $    (2,046)
                                                                               ===========   ===========

           Per share data:
             Basic loss per share.........................................     $     (0.03)  $     (0.09)
                                                                               ===========   ===========
             Diluted loss per share.......................................     $     (0.03)  $     (0.09)
                                                                               ===========   ===========
             Weighted average shares outstanding -- basic..................          25,754        23,698
                                                                                ===========   ===========
             Weighted average shares outstanding -- diluted................          25,754        23,698
                                                                                ===========   ===========



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
                                         CAPITAL SENIOR LIVING CORPORATION
                                         RECONCILIATION OF NON-GAAP ITEMS
                                     (in thousands, except per share amounts)


                                                                        Three Months Ended
                                                                      March 31,     March 31,
                                                                        2005          2004
                                                                    ------------  -----------
Cash earnings reconciliation:
      Net loss................................................      $      (758)  $    (2,046)
      Depreciation and amortization...........................            3,134         2,957
                                                                    -----------   -----------
          Cash earnings.......................................            2,376           911
                                                                    ===========   ===========

Cash earnings per diluted share reconciliation:
      Net loss per diluted share..............................      $     (0.03)  $     (0.09)
      Depreciation and amortization per diluted share.........             0.12          0.13
                                                                    -----------   -----------
          Cash earnings per diluted share.....................             0.09          0.04
                                                                    ===========   ===========


Adjusted EBITDA reconciliation:
      Income from operations..................................      $     2,655   $     1,107
      Depreciation and amortization...........................            3,134         2,957
                                                                    -----------   -----------
          Adjusted EBITDA.....................................            5,789         4,064
                                                                    ===========   ===========


Reconciliation of net loss excluding gain on
 treasury rate lock:
      Net loss................................................      $      (758)
      Less gain on treasury rate lock, net of tax.............             (174)
                                                                    ------------
          Net loss excluding gain on treasury lock............             (932)
                                                                    ===========

Reconciliation of net loss excluding gain on
 treasury rate lock:
      Net loss per diluted share..............................      $     (0.03)
      Less gain on treasury rate lock, net of tax
      per diluted share.......................................            (0.01)
                                                                    -----------
          Net loss excluding gain on treasury lock
          per diluted share...................................            (0.04)
                                                                    ===========


Reconciliation of shareholders' equity per
outstanding share:
      Shareholders' equity....................................      $   148,828
      Common shares outstanding at March 31, 2005.............           25,762
                                                                    -----------
          Shareholders' equity per diluted share..............             5.78
                                                                    ===========


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
                                              Capital Senior Living Corporation
                                                   Supplemental Information

                                                                         Communities                    Resident Capacity
                                                                  ---------------------------       ---------------------------
                                                                     Q1 05          Q1 04              Q1 05          Q1 04
                                                                  ------------    -----------       ------------    -----------
Portfolio Data
        I. Property Ownership / Management
             Consolidated properties                                       29             31              4,831          4,831
             Joint Venture properties (equity method)                      10             10              1,867          1,867
             Third party property managed                                  15              1              1,970            156
                                                                  ------------    -----------       ------------    -----------
                  Total                                                    54             42              8,668          6,854

             Independent living                                                                           7,313          5,925
             Assisted living                                                                              1,185            759
             Skilled nursing                                                                                170            170
                                                                                                    ------------    -----------
                  Total                                                                                   8,668          6,854

        II. Percentage of Operating Portfolio
             Consolidated properties                                    53.7%          73.8%              55.7%          70.5%
             Joint venture properties (equity method)                   18.5%          23.8%              21.5%          27.2%
             Third party property managed                               27.8%           2.4%              22.7%           2.3%
                                                                  ------------    -----------       ------------    -----------
                  Total                                                100.0%         100.0%             100.0%         100.0%

             Independent living                                                                           84.4%          86.4%
             Assisted living                                                                              13.7%          11.1%
             Skilled nursing                                                                               2.0%           2.5%
                                                                                                    ------------    -----------
                  Total                                                                                  100.0%         100.0%

Selected Operating Results
        I. Consolidated properties
             Number of properties                                          29             31
             Resident capacity                                          4,831          4,831
             Financial occupancy (1)                                    86.2%          83.9%
             Revenue (in millions)                                       23.3           22.1
             Operating expenses (in millions)                            14.0           14.1
             Operating margin                                             40%            36%
             Average monthly rent                                       2,122          2,033

        II. Waterford / Wellington properties
             Number of properties                                          17             17  (2)
             Resident capacity                                          2,426          2,426
             Financial occupancy (1)                                    87.3%          83.2%
             Revenue (in millions)                                        9.9            9.1
             Operating expenses (in millions)                             5.9            6.0
             Operating margin                                             40%            34%
             Average monthly rent                                       1,777          1,712

        III. Total Portfolio
             Number of properties                                          54             42
             Resident capacity                                          8,668          6,854
             Financial occupancy (1)                                    84.0%          82.0%
             Revenue (in millions)                                       40.4           31.8
             Operating expenses (in millions)                            23.1           19.6
             Operating margin                                             43%            38%
             Average monthly rent                                       2,138          2,139

        IV.  Consolidated Debt Information (in thousands, except for interest rates) Excludes insurance premium financing
             Fixed rate debt                                           42,537         68,851
             Variable rate debt, with a floor                               -         51,173
             Variable rate debt, with a cap                           184,336         35,384
             Variable rate debt, no cap or floor                       27,548        105,474
                                                                  ------------    -----------
                  Total debt                                          254,421        260,882
                                                                  ------------    -----------

             Fixed rate debt - weighted average rate                     8.0%           7.8%
             Variable rate debt - weighted average rate                  5.7%           4.3%
                  Total debt - weighted average rate                     6.1%           5.3%

(1) Financial occupancy represents actual days occupied divided by total number of available days during the quarter.
(2) Excludes Canton and Towne Centre expansions which were each consolidated with their main campus in December 2004.

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